CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement of Netfone, Inc. on Form SB-2 of our report dated October 28, 2004 relating to the consolidated balance sheet of Netfone, Inc. as at September 30, 2004 and the related consolidated statements of operations, cash flows and stockholders' equity for the period from June 8, 2004 (Date of Incorporation) to September 30, 2004, respectively and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada	/s/ Amisano Hanson
November 19, 2004	Chartered Accountants